EXHIBIT 23.2

February 22, 2019

Mr. Eric Haas
Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, Texas 75231

We hereby consent to (1) the reference of our firm and to the use of our reports of the Greater Jubilee, TEN, Ceiba, Okume, and Gulf of Mexico Project Area effective December 31, 2018 and dated January 22, 2019, in the Kosmos Energy Ltd. Annual Report on Form 10‑K for the year ended December 31, 2018, to be filed with the U.S. Securities Exchange Commission on or about February 25, 2019; and (2) the incorporation by reference of our reports of the Greater Jubilee, TEN, Ceiba, Okume, and Gulf of Mexico Project Area effective December 31, 2018 and dated January 22, 2019 in the Kosmos Energy Ltd. Registration Statements (Form S‑8, No. 333‑174234, Form S-8, No. 333-207259 and Form S-8, No. 333-228397) and Registration Statement (Form S‑3, No. 333‑227084) and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

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